# AMARANTUS BIOSCIENCE HOLDINGS, INC.

NUMBER
CERT.9999

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

$0.001 PAR VALUE COMMON STOCK

COMMON STOCK

CUSIP 999999ZZ9

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
AMARANTUS BIOSCIENCE HOLDINGS, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:____________________
AUTHORIZED SIGNATURE

President & Chief Executive Officer

Chief Financial Officer